Contact:
Patriot National Bank
900 Bedford Street
Stamford, CT 06901
Charles F. Howell
President and CEO
Robert F. O’Connell
SEVP & CFO
(203) 324-7500
FOR IMMEDIATE RELEASE

PATRIOT NATIONAL BANCORP, INC. ANNOUNCES SECOND AMENDMENT TO SECURITIES PURCHASE AGREEMENT

STAMFORD, CONNECTICUT, AUGUST 31, 2010 – Patriot National Bancorp, Inc. (NASDAQ:PNBK), parent of Patriot National Bank, announced that it has entered into an amendment to its Securities Purchase Agreement (the “SPA”) with PNBK Holdings LLC (“Holdings”), pursuant to which the parties agreed to extend the outside closing date under the SPA from August 31, 2010 to 5:00 p.m., October 15, 2010.

“The extension allows PNBK Holdings additional time to obtain regulatory approvals necessary to close the transaction approved by Patriot National Bancorp’s shareholders on August 25, 2010,” said Mr. Charles F. Howell, President of Patriot.

“This extension represents a necessary step in finalizing Holdings’ investment in Patriot,” said Mr. Michael Carrazza of Holdings.  “We continue to believe that this transaction will benefit Patriot, its shareholders and the communities which it serves.”

Statements in this press release that are not statements of historical or current fact constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements involve known and unknown risks, uncertainties and other unknown factors that could cause the actual results of the Company to be materially different from the historical results or from any future results expressed or implied by such forward-looking statements.  In addition, we set forth certain risks in our reports filed with the SEC, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2009 and Quarterly Reports on 10-Q filed thereafter, which could cause actual results to differ from those projected.  We undertake no obligation to update such forward-looking statements except as required by law.